UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2014

Q LOTUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52595	14-1961383
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 North Wacker Drive, Suite 4120, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 379-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Q Lotus Holdings, Inc. (the “Company”) recently increased its capital stock to 900,000,000 of which 800,000,000 are Common Stock par value $0.0001 per share and 100,000,000 shares are Preferred Stock par value $0.001 per share. In a private placement the Company sold 248,900,000 common shares for cash consideration of $282,000 and the remainder for services rendered and debt assumed.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Ms. Ingrid Diaz was appointed as a Corporate Secretary of the Company by unanimous consent of the Board of Directors of the Company from September 1, 2014.

All the stock certificates issued in the future by the Company shall be signed by the Chief Executive Officer of the Company, Mr. Gary Rosenberg and the Corporate Secretary of the Company, Ms. Ingrid Diaz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC.
(Registrant)

Date: September 26, 2014	By:	/s/ Gary A. Rosenberg
	Name:	Gary Rosenberg
	Title:	Chief Executive Officer